Exhibit 10.3

CONSULTING SERVICES AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of December, 8, 2020 between XPhys Technologies Inc (hereinafter referred to as “CONSULTANT”) and CardieX Limited, (hereinafter referred to as “CLIENT”).

WHEREAS, CLIENT desires to retain the services of CONSULTANT for the purpose of advising on the product and project development of CLIENT’s business (hereinafter referred to as the “Business”), of which CONSULTANT has knowledge and experience.

WHEREAS, CLIENT also desires to retain the services of CONSULTANT for the purpose of advising on such other matters and providing such other services as are set out in Schedule 1 of this Agreement (the “Services”) or as otherwise agreed with the CEO of CLIENT, Craig Cooper.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL AGREEMENTS SET FORTH BELOW, CLIENT AND CONSULTANT HEREBY AGREE AS FOLLOWS:

1.	Services

1.1	CONSULTANT’s services hereunder shall be rendered to CLIENT by Mark Gorelick (hereinafter referred to as “Personnel”) commencing on December 15, 2020 and ending on November 15, 2022 (the “Term”). This Agreement may be extended beyond the Term for any such period as agreed between the parties (the “Extended Term”).

1.2	Termination and Non-Renewal

This Agreement and the Term (and, if applicable, any “Extended Term”) shall terminate upon the happening of any one or more of the following events:

(A)	30-days notice by either CLIENT or CONSULTANT;

(B)	The death of Personnel;

(C)	Personnel having become so physically or mentally disabled as to be incapable, even with a reasonable accommodation, of satisfactorily performing CONSULTANT’s duties hereunder for a period of 2 (two) months or more, provided that CONSULTANT has not cured disability within one (1) month of written notice;

(D)	The determination on the part of CLIENT that “cause” exists for termination of this Agreement. As used herein, “cause” is defined as the occurrence of any of the following:

(i)	Personnel’s conviction of a criminal offence, other than an offence which in the reasonable opinion of CLIENT does not affect the Personnel or the CONSULTANT’s duties under this Agreement;

(ii)	commission, by act or omission, of any material act of dishonesty in the performance of CONSULTANT’s duties hereunder;

(iii)	material breach of this Agreement by CONSULTANT; or

(iv)	any act of misconduct by CONSULTANT having a substantial adverse effect on the business or reputation of CLIENT;

In the event that this Agreement is terminated pursuant to Sections 1.2(A)-(D) above, neither CLIENT nor CONSULTANT shall have any remaining duties or obligations hereunder.

1.3	CONSULTANT agrees that the acceptability or suitability of the services provided by him hereunder is solely within the absolute discretion of CLIENT.

1.4	CLIENT and CONSULTANT agree that CONSULTANT shall coordinate the services provided hereunder with the CLIENT’s CEO, Craig Cooper, (hereinafter referred to as the “Designated Executive”).

1.5	The consultancy services arrangement contemplated by this Agreement shall be on an exclusive basis and the CONSULTANT shall not perform services for any other person or entity during the Term.

1.6	During the Term the Personnel shall hold the title of “Chief Product Officer” with the CLIENT.

2.	Fees, Additional Compensation, and Expenses

2.1	During the Term CONSULTANT shall provide such services for the rate of EIGHTEEN THOUSAND SEVEN HUNDRED AND FIFTY DOLLARS (USD$18,750) per month (“Consulting Fees”), payable monthly. CONSULTANT is also eligible for an annual performance bonus at the discretion of the Board of Directors of CLIENT to be determined in December of each year (commencing December 2021). It is agreed that Personnel may also take 3-weeks vacation each year without affecting the payment of the Consulting Fees. CONSULTANT will also be initially granted 2,500,000 stock options under the terms of the ATCOR Medical ESOP (Employee Incentive Option Plan). This grant will be subject to Board approval at the next regularly scheduled Board meeting after your start date. CONSULTANT’s option vesting period will commence immediately in accordance with the current vesting terms of the ESOP. Full vesting is typically quarterly, over a period of two years.

2.2	CLIENT shall reimburse CONSULTANT for his reasonable, out-of-pocket expenses incurred in connection with his approved activities pursuant to this Agreement and pre- approved by CLIENT.

2.3	The CONSULTANT must submit to the CLIENT (or the Designated Executive) an invoice on or before the last day of each month. All invoices must be approved by the Designated Executive.

3.	Consultant’s Status

CLIENT and CONSULTANT acknowledge that CONSULTANT is an independent contractor, and is not nor shall be deemed to be an employee of CLIENT, nor shall he be entitled to any of the benefits provided by CLIENT to its employees.

4.	Assignment

This Agreement and the rights and obligations specified herein are not assignable by CONSULTANT or by operation of law without the prior written consent of CLIENT, which in the case of an assignment to any affiliate, subsidiary or successor entity of CONSULTANT or Personnel shall not be unreasonable withheld. CLIENT shall be free to assign this Agreement and its rights and obligations hereunder to any affiliate, subsidiary or successor entity.

5.	Binding Effect

This Agreement shall be binding upon and inure to the benefit of the heirs, assigns (if any) and successors in interest of CLIENT.

6.	Warranties

Except as herein specifically stated and to the extent permitted by law, there are no warranties made by either party, express or implied. CONSULTANT agrees (a) to provide the services described herein according to the standard of care and competence provided by competent experienced consultants of good reputation and status equal to CONSULTANT’s; (b) that any material, designs, concepts, etc. contributed in the performance of CONSULTANT’s services shall be wholly original with CONSULTANT and the use hereof by CLIENT will not in any way infringe upon or violate any rights whatsoever of any person or entity; and (c) that CONSULTANT will not employ any persons (other than the Personnel), contract for the purchase or lease of any material, nor make any agreement committing CLIENT to pay any sum of money or incur any other obligation whatsoever without first obtaining the prior written approval of CLIENT.

7.	Allocation of Liability and Indemnity

7.1	CONSULTANT shall not be liable for failure to provide the services set forth herein if such failure is due to force majeure, i.e., any cause or condition beyond CONSULTANT’s control.

7.2	The CLIENT shall indemnify CONSULTANT for any loss, claim, damage, demand or expense whatsoever arising out of the CONSULTANT’s performance of the services or in connection with this Agreement, unless such claims are caused by the gross, willful or intentional negligence of CONSULTANT or the breach of any of the CONSULTANT’s warranties and representations in this Agreement, in which case the CONSULTANT shall be liable.

7.3	Neither party shall be liable for consequential, special or indirect losses including, without limitation, (i) loss of profits, revenue or goodwill; (ii) loss of business or (iii) loss of anticipated savings.

8.	Arbitration

Any controversy or claim between CONSULTANT and CLIENT arising out of or relating to this Agreement or any breach of this Agreement shall be settled by arbitration.

9.	Injunctive Relief

9.1	CONSULTANT understands, acknowledges and agrees (A) that his services and the rights granted to CLIENT hereunder are of a special, unique, unusual and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in an action at law and (B) that in the event of a breach or threatened breach of any of the covenants and promises contained in this Section 9, CLIENT may suffer irreparable injury for which there is no adequate remedy at law, and accordingly CONSULTANT expressly agrees that CLIENT shall be entitled to seek injunctive relief and other equitable relief to prevent, or in the event of, a breach of this Agreement by CONSULTANT. CONSULTANT further acknowledges, however, that CLIENT shall have the right, in addition to immediate termination of this Agreement, to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

9.2	In the event of any failure or omission by CLIENT constituting a breach hereunder, CONSULTANT’s rights and remedies shall be limited to the right, if any, to obtain damages at law, and CONSULTANT shall have no right in such event to seek or obtain injunctive or other equitable relief or to rescind or terminate this Agreement or any of CLIENT’s rights hereunder, except as set forth in Section 1.2 above. CONSULTANT hereby waives any right to, or to seek, injunctive or other equitable relief in connection with any breach or alleged breach of this Agreement by CLIENT.

10.	Confidential Information

CONSULTANT understands that indeterminable and irreparable harm may come to CLIENT from disclosure of any proprietary information of CLIENT and therefore shall treat all such information as confidential and proprietary to CLIENT. CONSULTANT shall not disclose to any party not authorized by CLIENT to have same nor shall CONSULTANT duplicate, copy or use for any purpose other than performance under this Agreement any confidential information of CLIENT (defined for the purpose of this Agreement as data or information relating to CLIENT’s business which is not generally available to the public other than information which is obtained from a third party with no obligation of confidentiality to CLIENT or information which is developed independently without breach of this clause 10) of which CONSULTANT becomes aware in the course of rendering services hereunder. CONSULTANT agrees to take, at CLIENT’s request, all necessary and appropriate measures to ensure adherence with the terms of this paragraph. For purposes of this Section 10, “CLIENT” shall refer to CLIENT as well as its parent, affiliated and subsidiary entities. The contents of this paragraph shall survive the termination, cancellation or expiration of this Agreement.

11.	Integrity, Amendment, Severability, Forum

11.1	This Agreement expresses the binding and entire agreement between CLIENT and CONSULTANT and shall replace and supersede all prior arrangements and representations, either oral or written, as to the subject matter hereof.

11.2	Any amendment hereto shall be valid only if in writing and signed by both parties.

11.3	If any portion of this Agreement is held unenforceable under any applicable statute or rule of law then such portion only shall be deemed omitted and shall not affect the validity or enforceability of any other provision of this Agreement.

11.4	This Agreement shall be governed by the laws of the State of California, USA.

11.5	This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CardieX Limited.
(“CLIENT”)

/s/ Craig Cooper

AGREED AND ACCEPTED
This 7 day of December , 2020

By XPhys Technologies, Inc (“CONSULTANT”)

/s/ Mark Gorelick

AGREED AND ACCEPTED
This 7 day of December , 2020

By Mark Gorelick (“Personnel”)

/s/ Mark Gorelick

Schedule 1

Description of Role & Services

Chief Product Officer

●	Working directly with the CEO to define the company vision and product development strategy.

●	Work to deliver innovation, accuracy, and efficacy of hardware and software solutions.

●	Ensure product development complies with best practices scientifically and from the point of view of user engagement, accuracy and effectiveness.

●	Guide the development of CardieX products towards continuing to meet the wants and needs of consumers and physicians.

●	Leading content development efforts for digital health products and driving innovation that results in better health outcomes.

●	Lead our initiatives to build out educational and training programs showing users the benefits of central blood pressure and other vascular health parameters.

●	Oversight and audit of product development as it relates to the company’s current development activities with Mobvoi, Andon/Pulse, Arty app and ArtyNet portal development and cloud infrastructure, as well as new product development.

●	Lead product development efforts for the Arty Band.

●	Assist in building an AI-based software product targeted to health insurance, telemedicine and pharmaceutical sectors to enhance customer engagement through behaviour change programs and health insights.

●	Managing the fitness and health sectors application of our technology and advising on issues related to biomedical science and technology ensuring optimal consumer engagement.

●	Ensure the optimization of technologies including software and hardware products.

●	Be the outward facing scientific voice for the company.

●	Assist in initiating business development opportunities, licensing agreements, company acquisitions, and venture capital raises.

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